Exhibit 5.1

Nelson

Mullins

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

Atlantic Station / 201 17th Street, NW / Suite 1700 / Atlanta, GA  30363

Tel: 404.322.6000  Fax: 404.322.6050

www.nelsonmullins.com

November 1, 2016

State Bank Financial Corporation

3399 Peachtree Road, NE, Suite 1900

Atlanta, Georgia 30326

Re:  Registration Statement on Form S-4

Gentlemen:

We have acted as counsel to State Bank Financial Corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-4, File No. 333-213807 (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), relating to the registration of up to 338,324 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, to be exchanged for shares of common stock of S Bankshares, Inc. (“S Bankshares”) in connection with the Agreement and Plan of Merger (the “Merger Agreement”) between the Company and S Bankshares dated as of May 19, 2016, as amended.  This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

We have examined the amended and restated articles of incorporation filed by the Company with the Georgia Secretary of State, the bylaws of the Company, minutes of meetings of its board of directors, and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed necessary for purposes of this opinion. In this opinion, we have relied, with your consent and without verification, upon oral and written representations of officers of the Company, certificates of officers of the Company and public officials, and the representations and warranties of the Company and S Bankshares set forth in the Merger Agreement, in each case with respect to the accuracy of the factual matters addressed in such representations, warranties and certificates.  In addition, in rendering this opinion, we have assumed that the Company and S Bankshares will each comply with their respective covenants set forth in the Merger Agreement, and we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of copies submitted to us with the original documents to which such copies relate and the legal capacity of all individuals executing any of the foregoing documents.

Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that the Shares will be, upon issuance upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, duly authorized and, when the

With offices in the District of Columbia, Florida, Georgia, Massachusetts, North Carolina, South Carolina, Tennessee and West Virginia

Registration Statement has been declared effective by order of the Commission and if and when the merger of S Bankshares with and into the Company has been consummated and the Shares have been issued  upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.  We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement.  The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws other than the Georgia Business Corporation Code.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of federal law (including the federal securities laws) or the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  We assume no obligation to revise or supplement this opinion should the Georgia Business Corporation Code be changed by legislative action, judicial decision or otherwise.

Very truly yours,

NELSON MULLINS RILEY & SCARBOROUGH LLP

By:	/s/ J. Brennan Ryan
J. Brennan Ryan